UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 1, 2003

InnSuites Hospitality Trust

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1615 E. Northern Avenue, Suite 102, Phoenix, Arizona		85020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     Other Events and Required FD Disclosure.

InnSuites Hospitality Trust (the “Trust”) has announced its intention to sell its Flagstaff, Arizona property to Flagstaff/Grand Canyon Resort, LLC, an affiliate of James F. Wirth, Chairman, President and Chief Executive Officer of the Trust, for its appraised value of $2,775,000.  As of July 1, 2003, the book value of the Flagstaff property was $2,406,000.  The outstanding principal balance of a line of credit that is secured by the Flagstaff property is $1,500,000 and will be paid in full with the sales proceeds.  The terms and conditions of the sale have been approved by the independent members of the Board of Trustees of the Trust.  The Trust’s management expects the sale of the Flagstaff property to close in September 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ Anthony B. Waters

Anthony B. Waters

Chief Financial Officer

Date: July 2, 2003